Exhibit 23-a












             CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of NYNEX Corporation on Form S-8, relating to the registration of 50,000 shares of Common Stock for the NYNEX Corporation Non-Employee Director Pension Plan, of our report dated February 5, 1996 on our audits of the consolidated financial statements of NYNEX Corporation and its subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is incorporated by reference in the 1995 Annual Report on Form 10-K of NYNEX Corporation. We further consent to the incorporation by reference in this Registration Statement of our report dated February 5, 1996 on our audit of the consolidated financial statement schedules of NYNEX Corporation and its subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the 1995 Annual Report on Form 10-K of NYNEX Corporation.

We further consent to reference to our Firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.






                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.



New York, New York
July 19, 1996